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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported):  April 9, 1998



                          DIME COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE
    (State or other             0-27782                     11-3297463
  jurisdiction of in            (Commission File            (IRS Employer
       Company)                 Number)                     Identification No.)


                                  209 HAVEMEYER STREET, BROOKLYN, NEW YORK 11211
                           (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (718) 782-6200


                                 NOT APPLICABLE
          (Former name or former address, if changed since lst report)


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ITEMS 1
THROUGH 4,
6 AND 8. NOT APPLICABLE.


ITEM 5.  OTHER EVENTS.

IN GENERAL.

                  On April 9,1998, the Board of Directors of Dime Community Bancorp, Inc. (the "Company") declared a dividend of one preferred share purchase right (the "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The dividend is payable on May 1, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth interest in a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a price of $100 per one one-hundredth interest in a share of Preferred Stock
(the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement") dated as of April 9, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

DISTRIBUTION DATE.

                  Until the date on which certain events take place (the "Distribution Date"), the Rights will be evidenced by, with respect to any Common Stock certificate outstanding on the Record Date, such Common Stock certificate with a copy of this Summary of Rights attached thereto. The term "Distribution Date" means the earlier of (a) the 20th business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding Common Stock (collectively, an "Acquiring Person") or (b) the 20th business day (or such later date as may be determined by the Board of Directors of the Company) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 10% or more of such outstanding Common Stock.

TRANSFER OF RIGHTS AND CERTIFICATES.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate

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                                       -3-

certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

EXERCISE PERIOD.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on the Final Expiration Date, unless the Final Expiration Date is extended, or the Rights are earlier redeemed by the Company. The term "Final Expiration Date" is defined in the Rights Agreement and generally means May 1, 2008.

ADJUSTMENTS.

                  (a) The Purchase Price payable, and the number of interests in Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  (b) The number of outstanding Rights and the number of one one-hundredth interests in Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  (c) With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

PREFERRED STOCK.

                  (a) Interests in Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Stock. In the event of liquidation, the holders of the interests in Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Stock.


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                                      -4-

Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Stock will be entitled to receive 100 times the amount received per Common Stock.These rights are protected by customary antidilution provisions.

                  (b) Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one Common Stock.

EXERCISE OF RIGHTS FOR COMMON STOCK.

                  In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the purchase price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock having a market value of two times the purchase price of the Right.

OPTIONAL EXCHANGE OF RIGHTS.

                  At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of persons of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio (subject to adjustment) of one share Common Stock per Right. At its option, the Board may substitute interests in Preferred Stock (or Stock of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) for Common Stock exchangeable for Rights at an initial rate (subject to adjustment) of one one-hundredth interest in a share of Preferred Stock (or equivalent preferred share) for each share of Common Stock.

REDEMPTION OF RIGHTS.

         (a) At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Stock and up to 20 business days thereafter, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price").

         (b) Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.


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                                      -5-

AMENDMENTS.

                  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the rights to not less than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons, provided that from and after such time as any person becomes an Acquiring Person, the terms of the Rights may be amended only by resolution of the Board adopted by a majority of Continuing Directors (which resolution is effective only if Continuing Directors constitute a majority of the number of directors in office).

RIGHTS PRIOR TO EXERCISE.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

DOCUMENTS AND EFFECT OF THIS SUMMARY.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 15, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:


       EXHIBIT NO.                            DESCRIPTION
       -----------                            -----------
            4 Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock

           99.1         Rights  Agreement,  dated as of April 9, 1998,  between
                        Dime   Community   Bancorp,    Inc.   and   ChaseMellon
                        Shareholder Services, L.L.C., as Rights Agent

           99.2         Press Release, dated April 9, 1998


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                                      -6-

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DIME COMMUNITY BANCORP, INC.


                                      By:  /s/ Michael P. Devine
                                           -------------------------------------
                                           Michael P. Devine
                                           President and Chief Operating Officer



Dated:  April 15, 1998



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                                    EXHIBIT 4

                          (See Exhibit A to the Rights
                     Agreement filed herein as Exhibit 99.1)